CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated March 22, 2013, relating to the financial statements and financial highlights, which appear in the January 31, 2013 Annual Reports to Shareholders of Columbia LifeGoal® Growth Portfolio, Columbia Masters International Equity Portfolio, Columbia Capital Allocation Moderate Aggressive Portfolio (formerly known as Columbia LifeGoal® Balanced Growth Portfolio), and Columbia Capital Allocation Moderate Conservative Portfolio (formerly known as Columbia LifeGoal® Income and Growth Portfolio) (four of the funds constituting Columbia Funds Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 29, 2013